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                                                                    Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Tektronix, Inc. on Form S-4 of our report dated June 26, 2003 appearing in the Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 31, 2003 and to the reference to us under the headings "Selected Historical Financial Data of Tektronix" and "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Portland, Oregon
July 16, 2004